                                                                   EXHIBIT 10.13


                     INFORMATION MANAGEMENT ASSOCIATES, INC.

                                 AMENDMENT NO. 1
                                       TO
                          COMMON STOCK PURCHASE WARRANT


          This Agreement is made as of June 1, 1994 by and between Information Management Associates, Inc., a Connecticut corporation (the "Company") and Thomas F. Hill ("Hill").

          WHEREAS, Hill is currently the holder of a Warrant (No. W-3) initially entitling Hill to purchase 2,381 shares of common stock at $9 per share (subject to adjustment upon the occurrence of certain events) (the "Hill Warrant");

          WHEREAS, Mercury Asset Management plc, acting as agent on behalf of certain of its managed accounts (the "Managed Accounts"), is purchasing pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), of even date herewith, 117,778 shares of common stock from certain significant shareholders of the Company; and

          WHEREAS, in order to facilitate the transactions contemplated by the Stock Purchase Agreement, the Company and Hill desire to amend the terms of the Hill Warrant;

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows and the Hill Warrant (No. W-3) is hereby amended as hereinafter set forth:

                                    SECTION 1

                  Representations and Warranties of the Company


          The Company hereby represents and warrants to Hill as follows:

          1.1 Authority and Validity. The execution, delivery and performance of
              ----------------------
this Amendment to the Hill Warrant and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Amendment to the Hill Warrant has been duly and validly executed and delivered by the Company and is the valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforcement may be affected or limited by bankruptcy, insolvency, moratorium, or other similar laws affecting the enforcement of creditors' rights generally and by applicable principles of equitable remedies. Neither the execution, delivery and performance of this Amendment to the Hill Warrant, nor the consummation of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof, will (i) conflict with or result in a breach of any material provisions of its Charter or By-Laws; (ii) violate or conflict with the terms of any material agreement to which the Company is a party or by which it is bound; or (iii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any court, administrative agency or governmental body applicable to Company.


                                    SECTION 2

                              Amendments to Warrant

          The terms and conditions of the Hill Warrant (No. W-3) are hereby amended as follows:

          2.1 Definitions. The definitions of "Initiating Holders." "Registrable
              -----------
Securities" and "Warrants" set forth in Section 14 of the Hill Warrant are hereby deleted in their entirety and the following revised definitions are substituted therefor:

          "Initiating Holders: Any holder or holders of Registrable Securities
           ------------------
holding at least

40% of the Registrable Securities (by number of shares or, in the case of any debt securities which may be Other Securities, 40% of the outstanding principal amount of such securities) and initiating a request pursuant to section 13.1 for the registration of all or part of such holder's or holders' Registrable Securities."

          "Registrable Securities: (a) any shares of Common Stock or Other
           ----------------------
Securities issued or issuable upon exercise of the Warrants; (b) the shares of Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement, dated October 29, 1991, between the Company and Purchaser; (c) the shares of Common Stock issued to Purchaser pursuant to the Stock Purchase Agreement, dated September 4, 1991 between the Company and the Purchaser; and (d) any securities issued or issuable with respect to any securities referred to in the foregoing subdivisions by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been distributed to the public pursuant to Rule 144 (or any successor or similar provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of them immediately thereafter shall not require registration or qualification of them (other than by the issuer, an underwriter or an affiliate) [as such terms are defined in the Securities Act and the regulations promulgated thereunder] of the issuer) under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding."

          "Warrants: (i) the Common Stock Purchase Warrants originally issued
           --------
    pursuant to the Purchase Agreement (including any warrants issued in substitution therefor), (ii) this Common Stock Purchase Warrant, (iii) an additional Common Stock Purchase Warrant, dated October 29, 1991, No. W-5, issued by the Company to Wand Partners Inc., initially covering 2,068 shares of Common Stock and (iv) an additional Common Stock Purchase Warrant, dated October 29, 1991, No. W-4, issued by the Company to the Purchaser, initially covering 14,812 shares of Common Stock."

          2.2 Effect of Amendment. Except as amended hereby, all provisions of
              -------------------
the Hill Warrant shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date and year first above written.



                                                     INFORMATION MANAGEMENT
                                                       ASSOCIATES, INC.


                                                     By: /s/ Gary R. Martino
                                                         ----------------------
                                                          Name:  Gary R. Martino
                                                          Title: Vice President



                                                     THOMAS F. HILL



                                                     By: /s/ Thomas F. Hill
                                                         ----------------------
                                                          Name: